UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

 (Exact name of Company as specified in charter)

Nevada	002-95836	13-3250816
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

No. 1 Huaihe West Road, E-T-D-Zone,
Dalian, People’s Republic of China    116600

(Address of principal executive offices)   (Zip Code)

Company's telephone number, including area code: 011 86 411-82595139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

As disclosed in our Current Report on Form 8-K filed with the SEC on September 13, 2011, on September 7 and 9, 2011, Messrs. Francis Nyon Seng Leong and Wenyin Jiang submitted their respective resignations as Directors of the Board of Directors of China Industrial Waste Management, Inc. (the “Company”) effective as of the close of business on September 26, 2011.  In submitting their resignations, neither Mr. Leong nor Mr. Jiang had any disagreements with the Company or its Board of Directors with respect to the Company’s operations, policies, practices or public disclosures.

Appointment of Director

On September 26, 2011, the Board of Directors of the Company appointed Mr. Yangzu Wang to serve as a member of the Company’s Board of Directors effective as of September 26, 2011.  Mr. Wang has not been appointed to serve on any of the Board’s committees.  However, it  is currently anticipated that Mr. Wang will be appointed to one of the Board’s committees in the future.  There were no arrangements or understandings between Mr. Wang and any other person pursuant to which he was selected as a director. Mr. Wang does not have a family relationship with any of the officers or directors of the Company, and there are no related party transactions between Mr. Wang and the Company.  The Company expects to enter into a standard director  agreement with Mr. Wang following his appointment.

Mr. Wang is a seasoned environment protection professional with almost 40 years of experience in urban development and environmental issues. He is currently a senior researcher, and since 2006, has been a member of the Ministry of Environmental Protection of the People’s Republic of China (the “PRC”) (f/k/a the Science and Technology Committee of the State Environmental Protection Administration) and the Standing Committee of the China National Resources Recycling Association, and a director of the China Working Committee for Import of Recycling Resources.

Between 1962 and 1997, Mr. Wang held various senior research and executive positions within the PRC, including being in charge of water supply and drainage project design at the Beijing Industrial Architectural Design and Research Institute at the Ministry of Housing and Urban-Rural Development of the PRC, and the Deputy Director General of the State Environmental Protection Administration, where he was in charge of pollution control and monitoring until 1997.  Since 1998, Mr. Wang has served as President of the China Association of Environmental Protection Industry, Vice-President of the China Civil Engineering Society’s Water Industry Branch, and Vice-President of the Chinese Society of Urban Studies.

Mr. Wang holds a Bachelor’s degree in water supply and drainage from the Harbin Institute of Technology. The Company believes that Mr. Wang’s considerable experience and knowledge of our industry’s environmental issues will make him a vital member of the Board of Directors.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2011

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

By:	/s/ Jinqing Dong
Jinqing Dong
Chairman and Chief Executive Officer